UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2013

ATHENS BANCSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	1-34534	27-0920126
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

106 Washington Avenue, Athens, Tennessee 37303
(Address of principal executive offices, including zip code)

(423) 745-1111
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Athens Bancshares Corporation (the “Company”) was held on May 15, 2013.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for three year terms or until their successors are elected and qualified, by the following vote:

NAME	FOR	WITHHELD	BROKER NON-VOTES
G. Scott Hannah	1,538,855	150	446,132
M. Darrell Murray	1,538,722	283	446,132
Lyn B. Thompson	1,504,538	34,467	446,132

2.
The appointment of Hazlett, Lewis & Bieter, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,984,507	630	—	—

3.	An advisory vote taken on the resolution to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,469,503	47,634	21,868	446,132

4.	An advisory vote was taken on the selection of the frequency of the advisory vote on the compensation of the Company’s named executive officers. The results of the vote were as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS	BROKER NON-VOTES
1,326,056	62,444	99,710	50,795	446,132

The Company’s Board of Directors has determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included annually in the Company’s proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENS BANCSHARES CORPORATION

Date: May 17, 2013	By:	/s/ Michael R. Hutsell
Michael R. Hutsell
Treasurer and Chief Financial Officer